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                                  EXHIBIT 11

                             LTC PROPERTIES, INC.
                COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNT)
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                                                                                  Three months ended March 31,
                                                                                      1997            1996
                                                                                    -------         -------
PRIMARY:
  Net income applicable to common shares                                            $ 7,179         $ 5,455
                                                                                    =======         =======

  Applicable common shares:
    Weighted average outstanding shares during the period                            21,990          18,415
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using
        the treasury stock method)                                                      464             425
                                                                                    -------         -------
        Total                                                                        22,454          18,840
                                                                                    =======         =======
  Net income per share of common stock                                              $  0.32         $  0.29
                                                                                    =======         =======


FULLY DILUTED:
  Net income                                                                        $ 7,179         $ 5,455
  Add back minority interest                                                              - (a)           - (a)
  Reduction of interest and amortization expenses resulting from
      assumed conversion of  9.75% convertible subordinated debentures                   21              52
  Reduction of interest and amortization expenses resulting from
      assumed conversion of 8.5% convertible subordinated debentures                      - (a)           - (a)
  Reduction of interest and amortization expenses resulting from
      assumed conversion of 8.25% convertible subordinated debentures                     - (a)           - (a)
  Reduction of interest and amortization expenses resulting from
      assumed conversion of 7.75% convertible subordinated debentures                     - (a)           - (a)
  Less applicable income taxes                                                            -               -
                                                                                    -------         -------
        Adjusted net income applicable to common shares                             $ 7,200         $ 5,507
                                                                                    =======         =======
  Applicable common shares:
    Weighted average outstanding shares during the period                            21,990          18,415
    Weighted average shares issuable upon exercise of common stock equivalents outstanding (principally stock options using the treasury
      stock method)                                                                     457             426
    Assumed conversion of partnership units                                               - (a)           - (a)
    Assumed conversion of 9.75% convertible subordinated debentures                      84             207
    Assumed conversion of 8.5% convertible subordinated debentures                        - (a)           - (a)
    Assumed conversion of 8.25% convertible subordinated debentures                       - (a)           - (a)
    Assumed conversion of 7.75% convertible subordinated debentures                       - (a)           - (a)
    Less contingent shares                                                                -               -
                                                                                    -------         -------
         Total                                                                       22,531          19,048
                                                                                    =======         =======
Net income per share of common stock                                                $  0.32         $  0.29
                                                                                    =======         =======
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a)   Conversion of partnership units and convertible subordinated debentures would be anti-dilutive and is therefore not assumed in the computation of fully diluted net income per share of common stock.